EXHIBIT 99.1 - ANNUAL SERVICER STATEMENT OF COMPLIANCE


                          CARMAX AUTO SUPERSTORES, INC.

                              OFFICER'S CERTIFICATE
     (Annual Statement as to Compliance for CarMax Auto Owner Trust 2003-2)

         The undersigned, a duly authorized representative of CarMax Auto Superstores, Inc., as Servicer pursuant to Section 3.10 of the Sale and Servicing Agreement dated as of October 1, 2003 (the "Sale and Servicing Agreement") among CarMax Auto Owner Trust 2003-2, as Issuer (the "Issuer"), CarMax Auto Funding LLC, as Depositor, and CarMax Auto Superstores, Inc., as Servicer (the "Servicer"), and as Administrator on behalf of the Issuer pursuant to Section 3.9 of the Indenture dated as of October 1, 2003 (the "Indenture") between the Issuer and Wells Fargo Bank, National Association (formerly known as Wells Fargo Bank Minnesota, National Association), as Indenture Trustee (the "Indenture Trustee"), does hereby certify that:

         1. CarMax Auto Superstores, Inc. is, as of the date hereof, the Servicer under the Sale and Servicing Agreement and the Administrator under the Administration Agreement dated as of October 1, 2003 among the Issuer, CarMax Auto Superstores, Inc., as Administrator (the "Administrator"), and the Indenture Trustee.

         2. The undersigned is duly authorized to execute and deliver this Officer's Certificate.

         3.       This Officer's Certificate is delivered pursuant to Section
                  3.10 of the Sale and Servicing Agreement and Section 3.9 of the Indenture.

         4. A review of the activities of the Servicer during the period beginning on October 30, 2003 and ending on February 29, 2004 and of the Servicer's performance under the Sale and Servicing Agreement was made under my supervision. To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Sale and Servicing Agreement throughout such period.

         5. A review of the activities of the Issuer during the period beginning on October 30, 2003 and ending on February 29, 2004 and of the Issuer's performance under the Indenture was made under my supervision. To the best of my knowledge, based on such review, the Issuer has complied with all conditions and covenants under the Indenture throughout such period.

         Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the meanings assigned to them in the Sale and Servicing Agreement.

         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Servicer and the Administrator, has duly executed this Officer's Certificate this 28th day of May, 2004.


                                                    /s/ Keith D. Browning
                                                    ---------------------
                                                    Keith D. Browning
                                                    Executive Vice President and
                                                    Chief Financial Officer